[BORGWARNER Logo]
Immediate Release
Contact:  Mary Brevard
312/322-8683


                     BORGWARNER EARNS $1.30 PER SHARE FOR Q303;
            ENGINE AND FOUR-WHEEL DRIVE SYSTEMS CONTINUE TO SPUR GROWTH

Chicago, Illinois, October 27, 2003   BorgWarner Inc. (NYSE:  BWA) delivered
earnings of $1.30 per share in the third quarter of 2003 on a 6% sales increase.
Increased demand for the company's fuel-efficient engine technology and four-wheel drive systems continued to drive growth.

     Financial Results: The company reported 2003 third quarter net earnings of $35.9 million or $1.30 per share, compared with $31.9 million, or $1.18 per share last year. Third quarter 2003 sales were $725.2 million compared with $684.0 million in the 2002 third quarter. These results came in the face of a very weak automotive market, with production soft in all regions, especially North America which was off 5%.

     Net earnings for the first nine months of 2003 were $124.9 million or $4.59 per share compared with $109.1 million or $4.07 per share for the 2002 period before the cumulative effect of the change in accounting for goodwill. Sales were $2,270.4 million, up 12% over 2002 nine-month sales of $2,030.3 million.

Comments and Outlook: "We continue to see strong sales growth for our turbochargers and four-wheel drive systems," said Timothy M. Manganello, Chairman and CEO. "These include our electronic all-wheel systems for crossover vehicles such as those from Honda, Acura and Hyundai, and four-wheel drive systems for new GM applications. In Europe, the demand for fuel-efficient cars is driving the growth of our engine-related products, while our Asian customers are experiencing significant growth in North America."

     Manganello tightened the company's full-year 2003 guidance to a range of $6.25 to $6.35 per share. Commenting on the company's 2004 outlook, Mr. Manganello noted that the company expects overall stability but little growth in the global auto market. "We expect BorgWarner's performance to continue to outpace that of the global auto industry because our powertrain technology serves the fastest growing areas of the market. With our fuel-efficient products for Europe and new business among Japanese and Korean automakers, we expect to achieve our growth targets of 8% to 11% in sales, and 12% to 16% in earnings in 2004. We will release our pipeline of new business for 2004 through 2006 in early November, and we expect this business to provide the platform for our growth."
-more-

BorgWarner 2003 Third Quarter Results   Page 2

     Operating Group Results: The company's Engine Group registered an 8% sales gain to $451.4 million with an increase in operating income. Strong sales of turbochargers boosted the group's results. The group continues to benefit from demand for the company's products for European passenger cars and commercial vehicles, and sales growth for a variety of products in emerging markets such as India and China, which more than offset weak North American markets.

     Sales for the Drivetrain Group were up 3% while operating income declined compared with last year's third quarter. Increased sales came from four-wheel drive systems. The impact of start-up costs for the group's new fuel-efficient transmission technology being introduced in Europe and mix changes combined to cause the short-term operating income decline. The company expects operating income improvements in the fourth quarter as new programs expand and cost reductions begin to be realized.

     Recent Highlights: During the quarter, the company announced a commitment for the first use of its patented Morse TEC Gemini(TM) chain system in a four-wheel drive transfer-case application for the 2004 Dodge Durango.
In addition,
BorgWarner TorqTransfer Systems will supply its InterActive Torque Management
(ITM)(TM) system to the new Hyundai Santa Fe CM crossover utility vehicle, beginning in June 2005.

     BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The company operates manufacturing and technical facilities in 43 locations in 14 countries. Customers include Ford, DaimlerChrysler, General Motors, Toyota, Honda, Hyundai/Kia, Caterpillar, Navistar International, Renault/Nissan, Peugeot and VW/Audi. The Internet address for BorgWarner is: http://www.bwauto.com.
For further information contact BorgWarner Corporate Communications at 312-322-8500. Investor conference calls are webcast at: Thomson / PR Newswire. Financial Tables Follow

###


Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company's products, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Cautionary Statements filed as Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 2002.
BorgWarner Inc.

Consolidated Statements of Operations (Unaudited)

(millions of dollars, except per share data)

                         Three Months Ended       Nine Months Ended
                            September 30,  %         September 30,  %
                         2003    2002   Change    2003   2002    Change


Net sales                $725.2   $684.0   6.0%   $2,270.4  $2,030.3  11.8%
Cost of sales            595.9     556.1   7.2%    1,842.8   1,621.6  13.6%
                         ------    -----   -----  --------   -------  ------
  Gross profit           129.3     127.9   1.1%      427.6     408.7   4.6%

Selling, general and admini-
  strative expenses       72.7      73.2   -0.7%     233.4     224.3    4.1%
Other, net                 0.1      (0.2)-150.0%       0.2      (0.6)-133.3%
                          ----      -----  ------    ------    -----  -------
   Operating Income       56.5      54.9    2.9%     194.0     185.0    4.9%
Equity in affiliate earnings,
  net of tax              (3.6)     (4.5) -20.0%     (15.3)    (13.9)  10.1%
Interest expense and
 finance charges           8.1       9.3  -12.9%      25.8      28.7  -10.1%
                          ----       ----  -----      -----     ----- -------
  Earnings before income
     taxes                52.0      50.1    3.8%     183.5     170.2    7.8%
Provision for income
  taxes                   14.2      16.4  -13.4%      52.3      56.2   -6.9%
Minority interest,
 net of tax                1.9       1.8    5.6%       6.3       4.9   28.6%
                         -----      -----   -----      -----     ----   -----
 Net earnings before
  cumulative effect of
  accounting change      $35.9     $31.9   12.5%    $124.9    $109.1   14.5%
Cumulative effect of change
 in accounting principle,
 net of tax                  -         -               -      (269.0)
                         -------  -------            ------  --------

   Net earnings/(loss)   $35.9     $31.9            $124.9   ($159.9)
                         ======= ========          ========  ========

Net earnings per share before
 cumulative effect of
 accounting change -
 Diluted                 $1.30     $1.18             $4.59     $4.07

Per share charge due to
 cumulative effect of
 accounting change -
 Diluted                      -        -                -     (10.03)
                         -------   -------          -------   --------

Net earnings/(loss) per
 share - Diluted          $1.30    $1.18             $4.59    ($5.97)
                         ======== ========         ========  =========

Average shares outstanding
 - Diluted (in millions)   27.5     27.0              27.2      26.8
                         ========  =======         ========  =========




                    Three Months Ended            Nine Months Ended
                    September 30,                 September 30,
                    2003           2002           2003      2002

Capital expenditures     $39.3     $26.1          $104.1    $81.4
                         ======    ======         ======    ======
Tooling outlays, net
 of customer
 reimbursements           $8.0      $1.3           $28.8    $17.3
                         ======    ======         ======    ======
Depreciation and amortization:

Fixed asset depreciation $30.3     $26.7           $90.5    $80.8
Amortization of tooling    9.9       7.5            25.6     21.2
                         -----     -----          ------    ------
                         $40.2     $34.2          $116.1    $102.0
                         =====     =====          ======    ======
  BorgWarner Inc.
Sales by Operating Group (Unaudited)

    (millions of dollars)
               Three Months Ended       Nine Months Ended
               September 30,       %    September 30,       %
               2003   2002    Change    2003      2002      Change

Drivetrain     $284.3 $277.5  2.5%      $915.3    $819.5    11.7%
Engine          451.4  416.6  8.4%     1,388.8   1,240.1    12.0%
               ------  ------ -----     -------  --------   ------
Subtotal        735.7  694.1  6.0%     2,304.1   2,059.6    11.9%

Eliminations   (10.5)  (10.1) N/A        (33.7)    (29.3)     N/A
               ------  ------ -----     -------  --------   ------

Total Sales by
 operating
 group        $725.2  $684.0  6.0%    $2,270.4   $2,030.3   11.8%
               ====== ======= ======  =========   ========  ======

BorgWarner Inc.
Earnings Before Interest and Taxes by Operating Group (Unaudited)

(millions of dollars)

               Three Months Ended       Nine Months Ended
               September 30,       %    September 30,       %
               2003   2002    Change    2003      2002      Change
               -----  -----   -------   -----     -----     -------
Drivetrain     $16.7 $22.2    -24.8%    $66.5     $71.7     -7.3%
Engine          55.6  47.9     16.1%    178.3     158.7     12.4%
               -----  -----   -------   ------    ------    -------

Total EBIT by
 operating
 group         $72.3 $70.1      3.1%   $244.8    $230.4      6.3%

Corporate      (12.2)(10.7)    14.0%    (35.5)    (31.5)    12.7%
               ------ ------   ------   -------   -------   ------
Consolidated    60.1  59.4      1.2%    209.3     198.9      5.2%

Interest and
 finance charges(8.1) (9.3)   -12.9%    (25.8)    (28.7)   -10.1%
                ----- ------  -------   -------   -------   ------
Earnings before
 income taxes   52.0  50.1      3.8%    183.5     170.2      7.8%
               ====== ======   ======   =======   =======   =======



Condensed Consolidated Balance Sheets (Unaudited)
(millions of dollars)

          September 30, 2003       December 31, 2002
ASSETS
Cash and cash
 equivalents         $106.8         $36.6
Receivables          381.0          292.1
Inventories          198.4          180.3
Other current
 assets               67.0           57.5
                    -------        --------
Total current
 assets              753.2          566.5

Property, plant,
 and equipment       927.6          894.9
Other long-term
 assets            1,258.7        1,221.5
                   --------       --------
Total assets      $2,939.5       $2,682.9
                  =========      =========

LIABILITIES
Notes payable        $12.8         $14.4
Accounts payable
 and accrued
 expenses            448.8         435.6
Accrued income
 taxes payable        25.3           1.2
                    -------        -------
     Total current
 liabilities         486.9         451.2

Long-term debt       635.0         632.3
Other long-term
 liabilities         638.2         618.0

STOCKHOLDERS' EQUITY
Stockholders' equity 1,179.4       981.4
                    --------       -------
Total liabilities and
   stockholders'
   equity           $2,939.5    $2,682.9
                    =========  ===========